                                                                    EXHIBIT 8(b)

                                                                      APPENDIX 2

                               AMENDED APPENDIX 2
                             TO CUSTODIAN AGREEMENT

                                 CLIENT ACCOUNTS

Account Name                                         Account Number             Account Mnemonic
------------                                         --------------             ----------------
1.    Schwab International Index Fund                00042986                   SIIF

2.    Schwab Small-Cap Index Fund                    00043001                   SCIF

3.    Schwab MarketTrack Growth Portfolio            00042988                   ADHG
(formerly known as Schwab Asset Director-High Growth Fund)

4.    Schwab MarketTrack Balanced Portfolio 00042989                            ADBG
(formerly known as Schwab Asset Director-Balanced Growth Fund)

5.    Schwab MarketTrack Conservative Portfolio      00042990                   ADCG
(formerly known as Schwab Asset Director-Conservative Growth Fund)

6.    Schwab MarketManager International Portfolio   00042992                   SOPI
(formerly known as Schwab OneSource Portfolios-International)

7.    Schwab MarketManager Growth Portfolio 00042993                            SOPG
(formerly known as Schwab OneSource Portfolios-Growth Allocation)

8.    Schwab MarketManager Balanced Portfolio        00042994                   SOPB
(formerly known as Schwab OneSource Portfolios-Balanced Allocation)

9.    Schwab MarketManager Small Cap Portfolio       00043359                   SOPS
(formerly known as Schwab OneSource Portfolios-Small Company)

10.  Schwab MarketTrack All Equity Portfolio         00043003                   ADAE
(formerly known as Schwab Asset Director-Aggressive Growth Fund)

11. Schwab MarketTrack All Equity Portfolio-Segregated      00043004
(formerly known as Schwab Asset Director-Aggressive Growth Fund)                ADAS


                                          MORGAN STANLEY TRUST COMPANY

                                          By:   /s/ Victoria Platt
                                                ----------------------
                                          Name:    Victoria Platt
                                          Title:   Associate

                                              SCHWAB CAPITAL TRUST

                                          By:     /s/ William J. Klipp
                                                  --------------------------
                                          Name:   William J. Klipp
                                          Title:  Executive Vice President
                                                  and Chief Operating Officer

PART II - SYSTEM USER ID NUMBERS




PROFILE I:        FEDERATED STAFF PROFILE
(4)               USERS:   ESW1870:  Julie Quigley
                           ESW1885:  Greg Podgorski
                           ESW1886:  Dave Marsh
                           ESW1887:  Elaine Dawes


ACCOUNTS ACCESS:



Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS



              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ

              N         N         N        N         N         N         N         N         N        Y




PROFILE 2:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Sonia Yiu
                           ESW1893:  Geri Hom
                           ESW1894:  Jeff Tumolo
                           ESW1895:  Patrick Conway
                           ESW1896:  Andrea Regan
                           ESW1897:  Joe Kupferschmidt


ACCOUNTS ACCESS:


Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ

              N         N         Y        Y         N         N         N         N         N        Y

-------------------------------------------------------------------------------------------
                                                           MORGAN STANLEY GLOBAL SECURITIES
Hong Kong    London    Luxembourg    Mumbai    New York    San Francisco    Sydney    Tokyo

PROFILE 3:        INVESTMENT MANAGEMENT STAFF PROFILE
(6)               USERS:   ESW1892:  Judy Wolfe
                           ESW1893:  Nelly Sit
                           ESW1894:  Durwin Hom
                           ESW1895:  Bing Chan
                           ESW1896:  Vicky Aguila
                           ESW1897:  Rodan St. James


ACCOUNTS ACCESS:

Reports:          SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS

Trades:           SIIF     SCIF     ADHG    ADBG     ADCG     SHGP     SOPI     SOPG    SOPB     SOPS



              TE        FX       CA        ME        TD        SL        MA        MC       MF       INQ

              N         N         Y        Y         N         N         N         N         N        Y


LEGEND:

TE:      Trades
FX:      Foreign Exchange Entry
CA:      Cash Movements
ME:      Multiple Cash Entry
TD:      Time Deposit and Repos
SL:      Securities Lending
MA:      Mass Client Trade Authorization
MC:      Mass Client Cash Authorization
MF:      Mass Client Foreign Exchange Authorization
INQ:     Inquiry Functions *

* Please note Inquiry Functions includes the following:
         Trade Inquiry
         Trade Settlement Status
         Trade Entry Status
         FX/Cash Movement/Time Deposit Status
         Pricing Inquiry
         Products Inquiry
         Stock Record Inquiry
         Journal Inquiry
         Income Inquiry


TRADES PROFILE             REPORTS PROFILE
MTSW1TPF                   MTSW1RPF
MTSW2TPF                   MTSW2RPF
MTSW3TPF                   MTSW3RPF

-------------------------------------------------------------------------------------------
                                                           MORGAN STANLEY GLOBAL SECURITIES
Hong Kong    London    Luxembourg    Mumbai    New York    San Francisco    Sydney    Tokyo